UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 10/22/2013

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number : 0-4887

MO	43-0903811
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 22, 2013, UMB Financial Corporation (the “Company”) issued a press release announcing the financial results for the Company for the quarter ending September 30, 2013. A copy of the press release is attached as Exhibit 99.1

The information contained in Item 2.02 of this Current Report and in Exhibit 99.1 is being furnished and shall not be deemed to be “filed” with the SEC for the purposes of Section 18 of the Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 22, 2013, the Company’s Board of Directors approved amendments to the Company’s Bylaws to establish a Lead Director for the Company. A summary of the amendments to the Bylaws is included below and is qualified in its entirety by reference to the amended sections of the Bylaws (with amendments marked) filed with Exhibit 3(ii).1. A clean copy of the amendments to the Bylaws is attached as Exhibit 3(ii).2.

The Lead Director is required to be an independent director (as such term is defined by the Company’s Corporate Governance Guidelines). The Lead Director will have authority and responsibility to (a) preside at meetings where the Chairperson is not present; (b) convene periodic meetings of the independent directors; (c) approve agendas for Board meetings and information to be sent to the Board; (d) approve the schedules of Board meetings; (e) serve as a liaison between the independent directors and the Chairperson; (f) hold periodic meetings with the Chief Executive Officer and Chairperson to discuss all agenda items; (g) serve as an advocate for the interests of the Company’s shareholders; (h) if requested by major shareholders, be available for consultation and direct communications; and (i) coordinate the activities of the other independent directors and to perform such duties as a majority of the other independent directors may specify from time to time.

Item 7.01	Regulation FD Disclosure

The information provided under Item 7.01 of this Current Report on Form 8-K is being furnished and is not deemed to be “filed” with the SEC for the purposes of Section 18 of the Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section.

The Company is furnishing a copy of materials that will be used in the Company’s shareholder conference call on October 23, 2013, at 8:30 a.m. (CDT). A copy of the materials is attached as Exhibit 99.2 and will be available on the Company’s website at www.umb.com. The materials are dated October 22, 2013, and the Company disclaims any obligation to correct or update any of the materials in the future.

The Company’s October 22, 2013 press release that is attached as Exhibit 99.1 also announced that the Board of Directors increased the Company’s regular quarter dividend to $0.225 per share (a $0.01 increase). The Board Directors declared that the dividend shall be paid on January 2, 2014 to shareholders of record on December 10, 2013.

Item 9.01	Financial Statements and Exhibits

Exhibit 3(ii).1	Amended sections of the Bylaws with changes marked

Exhibit 3(ii).2	Amended sections of the Bylaws

Exhibit 99.1	Press Release announcing financial for quarter ending September 30, 2013 and announcing dividend increase

Exhibit 99.2	Investor Presentation Materials, dated October 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Vice Chairman, CFO and CAO

Date: October 22, 2013